                                                                   Exhibit 23.1
                                                                   ------------


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to (i) the incorporation by reference in this registration statement of our report dated January 29, 1996 (except with respect to the matter discussed in Note 10, as to which the date is February 10, 1996) on the balance sheet of Dynamic Matrix Control
Corporation as of December 31, 1995 and the related statements of income, stockholders' equity and cash flows for the year then ended, appearing in Amendment No. 2 on Form 8-K/A to the Current Report on Form 8-K dated January
5, 1996 of Aspen Technology, Inc., (ii) the incorporation by reference in this registration statement of our report dated March 8, 1996 on the consolidated balance sheets of Setpoint, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, appearing in Amendment No. 3 on Form 8-K/A to such Current Report on Form 8-K dated January 5, 1996 of Aspen Technology, Inc., (iii) the incorporation by reference in this registration statement of our reports dated July 28, 1995 included in Aspen Technology, Inc.'s Form 10-K for the year ended June 30, 1995 and (iv) all references to our Firm included in this registration statement.



                                                  /s/ Arthur Andersen LLP

                                                  ARTHUR ANDERSEN LLP

Boston, Massachusetts
September 9, 1996